UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2007

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on July 18, 2007, the Board of Directors of Susquehanna Bancshares, Inc. (the “Company”) approved amending Section 4.3 of the By-laws of the Company to read in its entirety as follows:

“Section 4.3. The number of directors in each class of directors shall be determined by resolution of a majority of the board of directors. If the number of the whole board of directors is changed, any increase or decrease in such number shall be apportioned among the classes so as to maintain three classes as nearly equal in number as possible. A majority of the board of directors may increase the number of directors, within the limitation of not less than five, between meetings of the shareholders.”

Prior to this amendment, the last sentence of Section 4.3 read as follows: “A majority of the board of directors may increase the number of directors, within the limitation of not less than five, between meetings of the shareholders, provided, however, that any such increase in the number of directors shall not exceed two in any one calendar year.”

A complete copy of the amended and restated By-laws of the Company is filed herewith as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
3.1	Amended and Restated By-laws of Susquehanna Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President and Chief Financial Officer

Dated: July 23, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated By-laws of Susquehanna Bancshares, Inc.